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                                                                      EXHIBIT 11

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                             BRUSH WELLMAN INC. AND SUBSIDIARIES
                              COMPUTATION OF PER SHARE EARNINGS

                                                     1993                  1992                   1991
                                                     ----                  ----                   ----
Primary:
  Average shares outstanding                        16,087,250           16,080,554            16,069,902

  Dilutive stock options based
      on the treasury stock method
      using average market price                         9,442               45,233                     0
                                                  ------------         ------------         -------------
          TOTALS                                    16,096,692           16,125,787            16,069,902
                                                  ============         ============         =============

  Net Income (Loss) before
      cumulative effect of
      accounting change                           $  6,458,000         $ 10,500,000         ($ 27,547,000)
  Cumulative effect of change
      in accounting for post-
      retirement benefits                                    0                    0         ($ 16,471,000)
                                                  ------------         ------------          ------------
  Net Income (Loss)                               $  6,458,000         $ 10,500,000         ($ 44,018,000)
                                                  ============         ============         =============
  Per share amount:
      Before accounting change                    $        .40         $        .65         $       (1.72)
      Cumulative effect of change
          in accounting for post-
          retirement benefits                                0                    0                 (1.02)
                                                  ------------         ------------          ------------
      Net Income (Loss) Per Share
          of Common Stock                         $        .40         $        .65         $       (2.74)
                                                  ============         ============         =============


Fully diluted:
  Average shares outstanding                        16,087,250           16,080,554            16,069,902

  Dilutive stock options based
      on the treasury stock method
      using year-end market price,
      if higher than the average
      market price                                      20,603               45,233                     0
                                                  ------------         ------------         -------------
          TOTALS                                    16,107,853           16,125,787            16,069,902
                                                  ============         ============         =============

  Net Income (Loss) before
      cumulative effect of
      accounting change                           $  6,458,000         $ 10,500,000         ($ 27,547,000)
  Cumulative effect of change
      in accounting for post-
      retirement benefits                                    0                    0         ($ 16,471,000)
                                                  ------------         ------------         -------------
  Net Income (Loss)                               $  6,458,000         $ 10,500,000         ($ 44,018,000)
                                                  ============         ============         =============

  Per share amount:
      Before accounting change                    $        .40         $        .65         $       (1.72)
      Cumulative effect of change
          in accounting for post-
          retirement benefits                                0                    0                 (1.02)
                                                  ------------         ------------         -------------
      Net Income (Loss) Per Share
          of Common Stock                         $        .40         $        .65         $       (2.74)
                                                  ============         ============         =============
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